Anthony Denkinger
10609 E Palladium Dr,
Mesa, AZ 85212
(515) 778-9400
anthony.denkinger@loot8.io

Invoice To:
Gold Rock Holdings, Inc. c/o Loot8, Inc.
2020 General Booth Boulevard Suite 230
Virginia Beach, VA 23454
757-306-6090
rich@yesinternational.com

Work Period: Feb 1, 2024 – Feb 29, 2024
Work For: Leadership of LOOT8 business to lead customer onboarding, customer engagement and product management.

Invoice Date: Feb 21, 2024
Due Date: Mar 21, 2024 (net 30)
Invoice Number: 0001

Summary of Services and Related Expenses:

Description	Monthly Payment	Monthly Hours	Month
Monthly leadership of LOOT8.	$12,500	168	February, 2024
Deferred compensation	($2,500)		February, 2024
TOTAL	**$10,000**		

Payment Instructions:
Please make all payments to the following account:

- Bank Name: JP Morgan Chase
- Account Number: [redacted]
- Routing Number: [redacted]

Please use the invoice number as the payment reference.

Purpose:
- This invoice represents an agreement entered by Gold Rock Holdings, Inc. for services from Anthony Denkinger to lead LOOT8's business functions not limited to customer onboarding, customer engagement and product management.
- The agreement entails fixed monthly invoicing for 168 hours at a monthly cost of $12,500. Of this, $2,500 will be deferred until the company's financial health is projected to support full payment. The decision to pay the deferred amount requires mutual agreement between Anthony Denkinger and either Rich Kaiser or Marcus Daley.
- Please ensure payments are made by the due date.

Thank You for Your Support!

Gol[redacted]ngs, Inc. c/o Loot8, Inc.

____

Ma[redacted]O
Feb[redacted]